DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT UNDER THE WABCO HOLDINGS INC. 2009 OMNIBUS INCENTIVE PLAN

Name of Grantee:
Number of Shares Subject to DSUs:
Grant Date

This Deferred Stock Unit Award Agreement (the “Agreement”) is between WABCO Holdings Inc. (the “Company”), and the Grantee named above, as a non-employee director of the Company. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
WHEREAS, the Compensation, Nominating and Governance Committee of the Company's Board of Directors (the “Committee”) authorized the grant of Common Stock on a deferred basis (the “DSUs”) pursuant to the terms of the Company's 2009 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”);
WHEREAS, the Plan allows for the grant of Common Stock pursuant to Incentive Awards, as defined in Section 2.1(v) of the Plan; and
WHEREAS, the Committee has determined to issue DSUs to the Grantee as set forth below (the “Award”).
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Grantee hereby agree as follows:

1.	Issuance of Common Stock.
The Company shall issue to the Grantee, within ten (10) days after the earlier of (a) the Grantee's death or Disability (as defined below), (b) [ ] (i.e., the 13th month anniversary of the Grant Date), (c) the Grantee's “separation from service” (within the meaning of Section 409A of the Code) from the Company or (d) a Change in Control, the full number of shares of Common Stock subject to the DSUs, subject to the terms of this Agreement and the Plan. In lieu of receiving such shares on the date set forth in (b) above, the Grantee may elect to defer the issuance of shares of Common Stock payable with respect to the DSUs for at least an additional five years (i.e., to at least [ ]). Any such election must be made not later than [ ] pursuant to a payment election form provided by the Company. A Grantee who submits an election form will have no right to accelerate or further defer a deferred distribution of Common Stock deliverable upon the settlement of the DSUs.

2.	Dividend Equivalent Right.
Subject to the restrictions, limitations and conditions as described in the Plan, the Company also grants to the Grantee Dividend Equivalents (under Section 8 of the Plan) with respect to the shares of Common Stock underlying the DSUs. Any Dividend Equivalents credited with respect to shares of Common Stock underlying the DSUs shall be paid in cash (without interest) at the same time as the underlying shares of Common Stock to which the Dividend Equivalents relate are distributed to the Grantee under Paragraph 1 above.

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3.	Taxes.
The Grantee is personally responsible for the proper reporting and payment of all taxes related to shares of Common Stock distributed with respect to DSUs and the Dividend Equivalents.

4.	Death; Disability.
Any Shares that are issued to the Grantee on account of the Grantee's death shall be issued to the beneficiary previously designated by the Grantee and communicated in writing to the Company, or, if the Grantee has not designated a beneficiary, to the Grantee's estate.

For purposes of this Agreement, “Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

5.	Change in Control.
No shares of Common Stock shall be issuable to the Grantee upon a Change in Control unless such Change in Control is also a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code.

6.	Conformity with the Plan.
This Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. The DSUs granted under this Agreement constitute an Incentive Award within the meaning of Section 2.1(v). Any conflicts or inconsistencies between this Award and the Plan shall be resolved in accordance with the terms of the Plan. The Grantee agrees to be bound by all of the terms of this Award and the Plan.

7.	Rights as a Shareholder.
Except for the right to receive Dividend Equivalents as set forth in Paragraph 2 of this Agreement, the Grantee shall have no rights as a shareholder of the Company with respect to any DSUs covered by this Award until such time as shares of Common Stock in respect of such DSUs are issued to the Grantee.

8.	Section 409A.
It is intended that this Award will comply with the requirements of Section 409A of the Code. This Paragraph 8 does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the DSUs or the shares of Common Stock delivered hereunder will not be subject to taxes, interest and penalties under Section 409A of the Code. The Grantee shall be responsible for all of the Grantee's federal, state and local taxes (and any related liabilities).

9.	Restrictions on Transfer.
Notwithstanding anything to the contrary in this Agreement, the DSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee. No transfer by will or the applicable laws of descent and distribution of any shares of Common Stock which are payable to the Grantee upon settlement of the DSUs by reason of the Grantee's death shall be effective to bind the Company unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

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10.	Compensation Recovery Policy. This Award shall, at all times, be subject to the Company's Compensation Recovery Policy, as may be in effect from time to time.

11.	Securities Matters.
The Company shall not be required to issue or deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the DSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.	Entire Agreement.
This Award constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Award.

13.	Amendment.
This Award may be modified, amended or rescinded only by a written agreement executed by both parties' signatories to this Award.

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IN WITNESS WHEREOF, this Agreement is effective as of the Grant Date set forth on the cover page of this Agreement.

[__________________]

____________________________________        _____________________
By:                                Date
Its:

By signing below, the Grantee acknowledges receipt of a copy of this entire Award and a copy of the Plan.

_____________________________________        _____________________
Signature                                 Date

_____________________________________
Print Name

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